Exhibit 21.1

List of Subsidiaries

Name of Subsidiary	Jurisdiction of Incorporation
Melco PBL Entertainment (Greater China) Limited	Cayman Islands

Melco PBL International Limited	Cayman Islands

Melco PBL Holdings Limited	Cayman Islands

Melco PBL Investments Limited	Cayman Islands

Always Prosper Investments Limited	British Virgin Islands

Mocha Slot Group Limited	British Virgin Islands

Melco PBL (Macau Peninsula) Limited	British Virgin Islands

Mocha Slot Management Limited	Macau

Mocha Cafe Limited	Macau

Melco PBL (COD) Developments Limited	Macau

Melco PBL Hotel (Crown Macau) Limited	Macau

Melco PBL (Crown Macau) Developments Limited	Macau

Melco PBL Gaming (Macau) Limited	Macau

Melco PBL Services Limited	Hong Kong

Melco PBL Nominee One Limited	Cayman Islands

Melco PBL Nominee Two Limited	Cayman Islands

Melco PBL Nominee Three Limited	Cayman Islands

Melco PBL Services (US) Limited	The United States of America

Melco PBL (Delaware) LLC	The United States of America

Melco PBL (Macau Peninsula) Hotel Limited	Macau

Melco PBL (COD) Hotels Limited	Macau

Melco PBL (Mocha) Limited	Macau

Melco PBL (Macau Peninsula) Developments Limited	Macau

Golden Future (Management Services) Limited	Macau